October 3, 2002

American Skandia Life Assurance Corporation
One Corporate Drive
Shelton, Connecticut  06484

Re:           Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 filed by
              American Skandia Life Assurance Corporation ("American Skandia"), Depositor,
              and American Skandia Life Assurance Corporation Variable Account B, Registrant
              Registration No. 333-96577
              Investment Company Act No. 811-5438
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Dear Sir/Madam:

I have acted as Counsel to American Skandia Life Assurance Corporation  (the "Company"), a Connecticut insurance company, and
American Skandia Life Assurance Corporation Variable Account B (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

I have examined or caused to be examined such documents (including the Form N-4 registration statement) and reviewed or caused to be reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1.       The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the
     State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.

2.       The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3.       To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4.       The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Account.

                                                     Sincerely yours,

                                                     /s/ Scott K. Richardson

                                                     Scott K. Richardson
                                                     Chief Counsel - Variable Products